Exhibit 99.2

Tivic Health Announces Closing of $4.0 Million Public Offering

SAN FRANCISCO, May 13, 2024—(BUSINESS WIRE)—Tivic Health® Systems, Inc. (“Tivic”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced the closing of its previously announced public offering of an aggregate of 4,710,000 shares of its common stock, Series A warrants to purchase up to 4,710,000 shares of common stock and Series B warrants to purchase up to 7,065,000 shares of common stock, at a combined public offering price of $0.85 per share and accompanying warrants. The Series A warrants have an exercise price of $0.85 per share, are exercisable immediately and will expire one year after the date of issuance, and the Series B warrants have an exercise price of $0.85 per share, are exercisable immediately and will expire five years after the date of issuance.

Maxim Group LLC acted as the sole placement agent for the offering.

Total gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $4.0 million.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-278383), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 9, 2024. The offering was made only by means of a prospectus forming part of the effective registration statement relating to the offering. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, by phone at (212) 895-3745 or e-mail at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s patented technology platform leverages stimulation on the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to the intended use of proceeds from the offering, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, market and other conditions and other statements that are predictive in nature. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 25, 2024 and the final prospectus filed with the SEC in connection with the public offering. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com